Exhibit 99.1
For Immediate Release

UPS RELEASES 3Q 2021 EARNINGS

•Consolidated Revenues of $23.2B, Up 9.2% from Last Year
•Consolidated Operating Profit of $2.9B, Up 22.6% from Last Year; Up 23.4% on an Adjusted* Basis
•Diluted EPS of $2.65, Up 18.3% from Last Year; Adjusted Diluted EPS Up 18.9%
to $2.71
•Company Raises Full-Year 2021 Financial Guidance

ATLANTA – October 26, 2021 – UPS (NYSE:UPS) today announced third-quarter 2021 consolidated revenue of $23.2 billion, a 9.2% increase over the third quarter of 2020. Consolidated operating profit was $2.9 billion, up 22.6% compared to the third quarter of 2020, and up 23.4% on an adjusted basis. Diluted earnings per share were $2.65 for the quarter, 18.3% above the same period in 2020, and up 18.9% on an adjusted basis.

For the third quarter of 2021, GAAP results include after-tax transformation and other charges of $54 million, equivalent to $0.06 per share. Year-to-date cash from operations was $11.8 billion, up 26.7% compared to the same period in 2020, with free cash flow of $9.3 billion, a 52.3% increase above the first nine months of 2020.

“I want to thank all UPSers for delivering what matters with great service to our customers,” said Carol Tomé, UPS chief executive officer. “The actions we are taking under our better not bigger strategic framework to improve revenue quality, enhance productivity and remain disciplined on capital allocation are driving our positive financial performance.”

U.S. Domestic Segment

	3Q 2021	Adjusted 3Q 2021	3Q 2020	Adjusted 3Q 2020
Revenue	$14,208M		$13,225M
Operating profit	$1,407M	$1,414M	$1,098M	$1,133M

•Revenue was up 7.4%, driven by a 12.0% increase in revenue per piece.
•Operating margin was 9.9%; adjusted operating margin was 10.0%.

International Segment

	3Q 2021	Adjusted 3Q 2021	3Q 2020	Adjusted 3Q 2020
Revenue	$4,720M		$4,087M
Operating profit	$1,051M	$1,108M	$966M	$972M

•Revenue increased 15.5%, with strong growth from all regions.
•Operating margin was 22.3%; adjusted operating margin was 23.5%.

Supply Chain Solutions Segment

	3Q 2021	Adjusted 3Q 2021	3Q 2020	Adjusted 3Q 2020
Revenue	$4,256M		$3,926M
Operating profit	$438M	$448M	$299M	$302M

•Revenue increased 8.4%, led by Forwarding and Logistics, which combined grew 35.4%.
•Operating margin was 10.3%; adjusted operating margin was 10.5%.

Outlook

For the full year in 2021, the company is raising its consolidated adjusted operating margin target to approximately 13.0% and expects adjusted return on invested capital to be around 29%. Capital expenditures are now planned to be approximately $4.2 billion and the company’s effective tax rate is expected to be about 22.5%.

* “Adjusted” amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

# # #

Conference Call Information

UPS CEO Carol Tomé and CFO Brian Newman will discuss third-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, October 26, 2021. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is one of the world’s largest companies, with 2020 revenue of $84.6 billion, and provides a broad range of integrated logistics solutions for customers in more than 220 countries and territories. Focused on its purpose statement, “Moving our world forward by delivering what matters,” the company’s more than 540,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. UPS also takes an unwavering stance in support of diversity, equality, and inclusion. More information can be found at www.ups.com, about.ups.com and www.investors.ups.com.

Forward-Looking Statements

This release and our filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Such statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties, include, but are not limited to: continued uncertainties related to the impact of the COVID-19 pandemic on our business and operations, financial performance and liquidity, our customers and suppliers, and on the global economy; changes in general economic conditions, in the U.S. or internationally; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; changes in the regulatory environment in the U.S. or internationally; increased or more complex physical or data security requirements; legal, regulatory or market responses to global climate change; results of negotiations and ratifications of labor contracts; strikes, work stoppages or slowdowns by our employees; the effects of changing prices of energy, including gasoline, diesel and jet fuel, and interruptions in supplies of these commodities; changes in exchange rates or interest rates; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; our ability to maintain our brand image; our ability to attract and retain qualified employees; breaches in data security; disruptions to the Internet or our technology infrastructure; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; our ability to accurately forecast our future capital investment needs; exposure to changing economic, political and social developments in international and emerging markets; changes in business strategy, government regulations, or economic or market conditions that may result in impairment of our assets; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; potential additional U.S. or international tax liabilities; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; our ability to realize the anticipated benefits from our transformation initiatives; cyclical and seasonal fluctuations in our operating results; our ability to manage insurance and claims expenses; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

Reconciliation of GAAP and non-GAAP Financial Measures

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures. These include: "adjusted" compensation and benefits; operating expenses; operating profit; operating margin; other income and (expense); income before income taxes; income tax expense; effective tax rate; net income and earnings per share. We present revenue and revenue per piece on a constant currency basis. Additionally, we disclose free cash flow and return on invested capital (“ROIC”).

We believe that these non-GAAP measures provide meaningful information to assist users of our financial statements in more fully understanding our financial results and cash flows and assessing our ongoing performance, because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. These non-GAAP measures are used internally by management for business unit operating performance analysis, business unit resource allocation and in connection with incentive compensation award determinations.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our adjusted financial information does not represent a comprehensive basis of accounting. Therefore, our adjusted financial information may not be comparable to similarly titled information reported by other companies.

Restructuring and Other Charges

Adjusted operating profit, operating margin, income before income taxes, net income and earnings per share may exclude the impact of charges related to any restructuring programs, including transformation costs and asset impairments.

Changes in Foreign Currency Exchange Rates and Hedging Activities

Currency-neutral revenue, revenue per piece and operating profit exclude the period over period impact of foreign currency exchange rate changes and any foreign currency hedging activities. These measures are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the impact of any foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of foreign currency exchange rates and hedging activities.

Mark-To-Market Pension and Postretirement Adjustments

We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor for our pension and postretirement defined benefit plans immediately as part of other pension income (expense). We supplement our presentation of certain financial data with non-GAAP measures that exclude the impact of gains and losses recognized in excess of the 10% corridor and the related income tax effects. We believe excluding these mark-to-market impacts provides important supplemental information by removing the volatility associated with short-term changes in market interest rates, equity values, and similar factors.

The deferred income tax effects of mark-to-market pension and postretirement adjustments are calculated by multiplying the statutory tax rates applicable in each tax jurisdiction, including the U.S. federal jurisdiction and various U.S. state and non-U.S. jurisdictions, by the adjustments.

Free Cash Flow

We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.

Return on Invested Capital

ROIC is calculated as the trailing twelve months (“TTM”) of adjusted operating income divided by the average of total debt, non-current pension and postretirement benefit obligations and shareowners’ equity, at the current period end and the corresponding period end of the prior year. Because ROIC is not a measure defined by GAAP, we calculate it, in part, using non-GAAP financial measures that we believe are most indicative of our ongoing business performance. We consider ROIC to be a useful measure for evaluating the effectiveness and efficiency of our long-term capital investments.

Forward-Looking Non-GAAP Metrics

From time to time when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Reconciliation of GAAP and Non-GAAP Income Statement Items
(in millions, except per share amounts):

Three Months Ended September 30, 2021

	As-Reported (GAAP)	Transformation & Other Adj.(1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,407	$7	$1,414
International Package	1,051	57	1,108
Supply Chain Solutions	438	10	448
Operating Profit	2,896	74	2,970

Other Income and (Expense):
Other pension income (expense)	285	—	285
Investment income (expense) and other	(11)	—	(11)
Interest expense	(177)	—	(177)
Total Other Income (Expense)	$97	$—	$97

Income Before Income Taxes	2,993	74	3,067
Income Tax Expense	664	20	684
Net Income	$2,329	$54	$2,383

Basic Earnings Per Share	$2.66	$0.06	$2.72

Diluted Earnings Per Share	$2.65	$0.06	$2.71

(1) Transformation & Other of $74 million reflects other employee benefits costs of $33 million and other costs of $41 million.

Reconciliation of Currency Adjusted Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Three Months Ended September 30,
	2021 As-Reported (GAAP)	2020 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2021 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$7.19	$6.61	8.8%	$(0.16)	$7.03	6.4%
Export	33.56	28.98	15.8%	(0.36)	33.20	14.6%
Total International Package	$19.80	$17.37	14.0%	$(0.26)	$19.54	12.5%

Consolidated	$12.50	$11.06	13.0%	$(0.04)	$12.46	12.7%

Revenue:
U.S. Domestic Package	$14,208	$13,225	7.4%	$—	$14,208	7.4%
International Package	4,720	4,087	15.5%	(58)	4,662	14.1%
Supply Chain Solutions	4,256	3,926	8.4%	(12)	4,244	8.1%
Total revenue	$23,184	$21,238	9.2%	$(70)	$23,114	8.8%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2021 As-Adjusted (Non-GAAP)(1)	2020 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2021 As-Adjusted Currency Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$1,414	$1,133	24.8%	$—	$1,414	24.8%
International Package	1,108	972	14.0%	(20)	1,088	11.9%
Supply Chain Solutions	448	302	48.3%	17	465	54.0%
Total operating profit	$2,970	$2,407	23.4%	$(3)	$2,967	23.3%

(1) Amounts adjusted for transformation & other
(2) Amounts adjusted for transformation & other and period over period foreign currency exchange rate and hedging differences

Reconciliation of Free Cash Flow (Non-GAAP measure)
(in millions):

Nine Months Ended September 30,
2021
Cash flows from operating activities	$11,761
Capital expenditures	(2,570)
Proceeds from disposals of PP&E	22
Net change in finance receivables	28
Other investing activities	24
Free Cash Flow (Non-GAAP measure)	$9,265

Amounts are subject to reclassification.